Exhibit 4.2

EXHIBIT B

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID THE SECURITIES ACT.

GENESIS GROUP HOLDINGS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. UTA 2010 - 1	Dated: August 6 , 2010

Genesis Group Holdings, Inc., a Delaware corporation, trading on the OTC Bulletin Board under the symbol “GGHO” (the “Company”), hereby certifies that, for value received, UTA Capital LLC, a Delaware company, or its registered assigns (the “Holder”), is entitled to purchase from the Company a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), initially in an amount up to 20,952,381 shares, but subject to possible increase for certain dilutive issuances as set forth below (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), representing 16% of the Company’s fully-diluted common equity after issuance of this Warrant (as defined below), at an exercise price initially equal to 15 cents ($0.15) per Warrant Share (“Exercise Price”), at any time from the date hereof and through and including the date that is the later of (i) five years from the date the Company is current in all of its SEC reporting obligations, or (ii) five years from the date this Warrant is first exercisable, but not later than cancellation of this Warrant in its entirety pursuant to Section 4(b) hereof (the “Expiration Date”), and subject to the following terms and conditions.  This Warrant (this “Warrant”) is issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of the date hereof, by and between the Company and the Purchaser identified therein (the “Purchase Agreement”).

1. Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the transfer agent or to the Company at its address specified herein.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof up to and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if on the Expiration Date, there is no effective SEC registration statement covering the resale of the Warrant Shares by the Holder(s) of this Warrant, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date, and further provided that if (i) the average Trading Price of the Common Stock exceeds $0.60/share for 20 consecutive Trading Days, (ii) the average daily trading volume of the Common Stock equals or exceeds 30,000 shares per day for the same 20 consecutive Trading Days, (iii) the Company gives notice to the Holder not less than ten Trading Days nor more than 20 Trading Days prior to commencement of the 20-Trading Day period that it intends to redeem the Warrant for $0.15 for this entire Warrant, and (iv) there is an effective SEC registration statement covering the resale of the Warrant Shares by the Holder(s) of this Warrant, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the fifth Trading Day following expiration of the 20-Trading Day period.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Annex B (the “Exercise Notice”), appropriately completed and duly signed along with the Warrant, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) Insufficient Authorized Shares.  If at any time while this Warrant is outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and Warrants of like tenor at least a number of shares of Common Stock equal to 120% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants of like tenor then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the

Company to reserve the Required Reserve Amount for the Warrants of like tenor then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

5. Delivery of Warrant Shares.

(a) The Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised in full.  To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein, an Exercise Notice in the form of Annex B hereto, along with the Warrant Share Exercise Log in the form of Annex C hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder.  The Company shall promptly (but in no event later than three (3) Trading Days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate for the Warrant Shares issuable upon such exercise.  The Company shall, upon request of the Holder, and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the SEC, or if and to the extent this Warrant has been exercised on a “cashless exercise” basis, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  If by the third (3rd) Trading Day after exercise of this Warrant, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise.  If by the third (3rd) Trading Day after exercise, the Company fails to deliver the required number of Warrant Shares, and if after such third Trading Day (3rd) and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In.

(b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of at least 1,00,000 Warrant Shares (adjusted for any future stock splits, stock dividends, and recombinations). Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing sharesc of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses.  Initial issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8. Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.  The Company will notify its transfer agent for the reservation of shares of Common Stock as required under this provision.

9. Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Share Dividends and Splits.  If after the date hereof, the number of outstanding shares of Common Stock is increased by a share dividend payable in Common Stock or by a split-up of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased.

(b) Aggregation of Stock.  If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

(c) Replacement of Securities Upon Reorganization, etc.  If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (each, a “Fundamental Transaction”) shall be effected, then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of such shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares, securities, or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holder of this Warrant the obligation to deliver to the Holder of this Warrant such shares, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

(d) Adjustment of Exercise Price and Number of Warrant Shares Purchasable Upon Issuance of Additional Shares of Common Stock.  In the event the Company shall at any time after the Initial Closing Date issue shares of Common Stock (the “Additional Shares of Common Stock”), other than Exempt Issuances (as defined below), while any portion of this Warrant remains outstanding, without consideration or for a consideration per share less than the Exercise Price, then:

(i) the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent), determined in accordance with the following formula:

EP2 = EP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise, conversion or exchange of Common Stock Equivalents (as defined below) outstanding immediately prior to such issue;

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction; and

(ii) the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased, concurrently with the decrease in Exercise Price described above, such that the Aggregate Warrant Equity Percentage (as defined below) of the Warrant shall be no less that the Aggregate Warrant Equity Percentage of the Warrant immediately prior to such decrease in Exercise Price, less only such appropriate adjustments as are required to reflect prior partial exercises of this Warrant.

For purposes hereof,  “Aggregate Warrant Equity Percentage” at any time means the percentage determined by dividing the number of Warrant Shares purchasable upon exercise of this Warrant at such time by the sum of the number of shares of Common Stock (x) outstanding at such time, (y) issuable upon conversion or exchange of Convertible Securities outstanding at such time and (y) issuable upon exercise of Common Stock Equivalents outstanding at such time. The initial Aggregate Warrant Equity Percentage of this Warrant shall be 16%.

For purposes hereof, “Exempt Issuances” shall mean the issuance of restricted stock or grant of options to purchase shares of Common Stock to employees, officers and/or directors, but not including any officer, director or employee who immediately prior to such issuance or grant is the beneficial owner of 5% or more of the Company’s Common Stock (calculated in accordance with SEC Rule 13d-3), pursuant to an equity incentive plan or agreement approved by the Company’s shareholders, provided such issuances or grants are approved by the Company’s Board of Directors, including approval of least 50% of the Company’s independent directors; provided however, that no such adjustment shall be made unless and until the cumulative total of restricted stock and options to purchase shares of Common Stock  issued or granted, less any forfeitures of unexercised options  and repurchase for nominal value of restricted shares from and after the date of this Warrant, exceeds 5% of the shares of Common Stock outstanding as of the date of this Warrant.

(e) Adjustment of Exercise Price and Number of Warrant Shares Purchasable Upon Issuance of Ordinary Share Equivalents.  In the event the Company shall at any time after the Initial Closing Date issue any Convertible Security (defined as evidences of indebtedness, ordinary or convertible preferred shares or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock) or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security (a “Common Stock Equivalent”), while any portion of this Warrant remains outstanding, and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Exercise Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended, and such price as so amended shall be less than the Exercise Price, then the Exercise Price and number of Warrant Shares purchasable upon each such issuance or amendment shall be adjusted as provided in Section 9(d) above, on the basis that Additional Shares of Common Stock issuable pursuant to such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalents, or (ii) the date of actual issuance of such Common Stock Equivalents.  No adjustment of the Exercise Price or number of Warrant Shares purchasable shall be made under this Section 9(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefore, if any adjustment shall previously have been made in the Exercise Price and number of Warrant Shares purchasable then in effect upon the issuance of such warrants or other rights pursuant to this Section 9(e).

(f) Computation of Consideration.  The consideration received by the Company shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Company therefore; or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Company for subscription, the subscription price; or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Company for or in connection with the underwriting thereof or otherwise in connection with the issue thereof.  The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Company for issuing such Common Stock Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents.  In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of share other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.  In any case in which the consideration to be received or paid shall be other than cash, the Board of Directors of the Company shall determine in good faith the fair market value of such consideration and promptly notify the Holder of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof.  If, within thirty (30) days after receipt of said notice, the Holder shall notify the Board of Directors of the Company in writing of its objection to such determination, a determination of fair market value of such consideration shall be made by an appraiser selected by the Company and approved by the Holder.  If the Company and the Holder are unable to agree on the selection of an appraiser, the issue of selection of an appraiser shall be submitted to the American Arbitration Association.

(g) Readjustment of Exercise Price and Number of Warrant Shares Purchasable.  Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price and number of Warrant Shares purchasable shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price and number of Warrant Shares purchasable made pursuant to the provisions of this Section 9 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price and number of Warrant Shares purchasable been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company shall be deemed to have been received by the Company.

(h) Treasury Shares.  In making any adjustment in the Exercise Price and number of Warrant Shares purchasable hereinbefore provided in this Section 9, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

(i) Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of shares of Common Stock.

(j) Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(k) Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for  (x) any sale of all or substantially all of its assets in one or a series of related transactions, (y) any tender offer or exchange offer (whether by the Company or another person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (z) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(l) Rights Upon Distribution Of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the Common Stock on the Trading Day immediately preceding such record date minus the fair market value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of the Company, and (ii) the denominator shall be the closing bid price of the Common Stock on the Trading Day immediately preceding such record date; and

(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares (“Other Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase shares of Other Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

10. Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, that any time the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
Where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11. Registration Statement.

(a) Registration.

On or prior to the date (the “Filing Date”) that is no later than nine calendar months following the Initial Closing Date, and in any event prior to the filing of a Registration Statement (as defined below) with the SEC for holders of any other shares of the Company’s capital stock (each, an “Other Registration Statement”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities (as defined below) for an offering to be made on a continuous basis pursuant to Rule 415. The initial Registration Statement to be filed under this Section shall be filed to include all of the Registrable Securities.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex D.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 12 months following the Initial Closing Date, and in any event, at least 20 Trading Days prior to the effectiveness of any Other Registration Statement (the “Effectiveness Date”), and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holder, or (ii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holder in a single transaction by each Holder pursuant to Rule 144(b) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s Transfer Agent (the “Effectiveness Period”).  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (if such filing is required under such Rule).

(b) If all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 11(a) cannot be so included because the SEC staff informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 or other reason, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Holder, (ii) use its reasonable best efforts to file amendments to the initial Registration Statement as required by the SEC staff and/or (iii) withdraw the initial Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC staff, on Form S-1; provided, however, that prior to filing such amendment or new registration statement, the Company shall be obligated to use its reasonable best efforts to advocate with the then prevailing SEC guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29.  In the event the Company amends the initial Registration Statement or files a new registration statement, as the case may be, under clauses (ii) or (iii) above, then the Company shall prepare and file such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement.  Accordingly, if for example, an additional Registration Statement is filed under this Section 11(b) to register shares taken off a Registration Statement filed under Section 11(a) due to SEC staff comments and SEC staff comments again require shares to be removed for such newly filed Registration Statement under this Section 11(b), then the Company will prepare and file additional Registration Statements until such time as all such removed shares are covered by effective Registration Statements.  Any Registration Statements to be filed under this Section 11(b) shall be for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC staff upon a review of such Registration Statement) the Plan of Distribution.  The Company shall cause such Registration Statement(s) to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (if such filing is required under such Rule).

(c) In the event that the Company receives SEC staff comments limiting the amount of shares of Common Stock which may be included in any Registration Statement (such number of shares of Common Stock which the Company may include in such Registration Statement in accordance with the SEC staff comments, the “Allowable Maximum”), the number of Registrable Securities sought to be included in any such Registration Statement shall be cutback and removed from such Registration Statement until the aggregate number of such Registrable Securities to be included in such Registration Statement equals the Allowable Maximum.  Such cutbacks will be in the following order: (i) any securities of the Company included or to be included in such Registration Statement pursuant to piggyback or demand registration rights (other than those of the Holder), and (ii) the Warrant Shares issuable upon exercise of the Warrants issued to the Holder.  Any required cutbacks of Warrant Shares shall be applied to the Holder pro rata in accordance with the number of such or Warrant Shares sought to be included in such Registration Statement.

(d) If: (i) a Registration Statement is not filed on or prior to its Filing Date covering the Registrable Securities required under this Warrant to be included therein, or (ii) a Registration Statement is not declared effective by the SEC on or prior to its Effectiveness Date or if by the Business Day immediately following the Effective Date the Company shall not have filed a “final” prospectus for the Registration Statement with the SEC under Rule 424(b) (if such a prospectus filing is required by such Rule) and notify the Holder of the Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holder as to the Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 Trading Days (which need not be consecutive), or (iv) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period, or (v) during the Effectiveness Period the Company fails to have any of the Common Stock listed on an Eligible Market (any such failure or breach specified in clauses (i) to (v) above being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clauses (iii) to (v) the date on which such period is exceeded, being referred to as “Event Date”), then on each such Event or Event Date, and on each monthly anniversary of each such Event or Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the then-current value of the Registrable Securities, which value, if the Common Stock is then traded or quoted in an Eligible Market, shall be the average volume-weighted closing bid price of the Common Stock in the Trading Market for the 10 Trading Days prior to the Event Date, with no discount for the restricted status of the Registrable Securities, and if the Common Stock is not then traded or quoted on an Eligible Market, shall be deemed to be equal to 250% of the aggregate amount payable upon exercise of this Warrant for all of the Warrant Shares subject thereto (such then-current value being, the “Investment Amount”); provided, however, that the total amount of partial liquidated damages payable by the Company pursuant to all Events under this Section shall be capped at an aggregate of 20% of the aggregate Investment Amount; and provided further, however, that notwithstanding anything to the contrary contained herein, the Company’s obligation to pay liquidated damages, that have not yet been incurred pursuant to this Section, to the Holder shall cease at such time as the Holder may resell or otherwise dispose of all of the Holder’s Registrable Securities in a single transaction by the Holder pursuant to Rule 144.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

(e) In no event will the Company be liable for liquidated damages under this Warrant in excess of 2% of the Investment Amount in any 30-day period.

(f) In addition, the Company shall not be liable for liquidated damages under this Warrant as to any Registrable Securities which are not permitted by the SEC to be included in Registration Statements due solely to SEC staff comments until the provisions of this Warrant as to the next applicable Registration Statement required to be filed hereunder are triggered, in which case the provisions of this Section 11(f) shall apply, if applicable.

(g) The partial liquidated damages pursuant to this Section 11 shall be the exclusive monetary remedy of the Holder in the event that the Company fails to satisfy its obligation to file or to have an effective Registration Statement on file with the SEC pursuant to the terms of this Warrant.

(h) If at any time the Registration Statements required by this Section 11 are not filed on Form S-3, and the Company, subsequent to the filing or effectiveness thereof, becomes eligible to file a Registration Statement on Form S-3 for the resale of the Registrable Securities as required by this Section 11, then the Company as soon as practical will file a Registration Statement on Form S-3 in satisfaction of the registration rights provided in this Section 11; provided further that the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(i) The Company shall notify the Holder, in writing, immediately after the Effectiveness Date of any Registration Statement, of the effectiveness of a Registration Statement.

(j) The Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Warrant as Annex E (a “Selling Holder Questionnaire”) within five Trading Days after the written request by the Company, if not previously provided.

(k) Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(i) Not less than five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to the Holder copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the reasonable review of the Holder.  The Company shall reflect in each such document when so filed with the SEC such comments regarding the Holder and the plan of distribution as the Holder may reasonably and promptly propose no later than two (2) Trading Days after the Holder have been so furnished with copies of such documents as aforesaid.

(ii) Subject to Section 11(j), (i) prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 10 Trading Days (except to the extent that the Company reasonably requires additional time to respond to the SEC’s comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(iii) Notify the Holder as promptly as reasonably possible, and (if requested by the Holder confirm such notice in writing no later than two Trading Days thereafter), of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (iv) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (v) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(v) If requested by the Holder, provide him without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by him (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(vi) Promptly deliver to the Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(vii) (a) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (b) take all steps necessary to cause such Registrable Securities to be approved for listing on a Trading Market as soon as possible thereafter; (c) provide the  Holder evidence of such listing; and (d) during the Effectiveness Period, maintain the listing of such Registrable Securities on such Trading Market or another Eligible Market.

(viii) Prior to any public offering of Registrable Securities and to the extent required by applicable law, use its reasonable best efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(ix) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Warrant and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as the Holder may reasonably request.

(x) Upon the occurrence of any event described in Section 11(k)(iii)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) Cooperate with any reasonable due diligence investigation undertaken by the Holder in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to the Holder material, nonpublic information unless the Holder requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential and to refrain from trading in the Company’s securities while in possession thereof.

(xii) Comply with all rules and regulations of the SEC applicable to the registration of the Securities.

(xiii) The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereto, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l) Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with Section 11 of this Warrant by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Warrant, (f) all listing fees to be paid by the Company to the Trading Market; and (g) up to $10,000 of the fees and expenses of one counsel to Holder related to its review of the initial Registration Statement.

(m) Dispositions.  The Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus.  The Holder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 11(k)(iv) or (v), the Holder will discontinue disposition of such Registrable Securities under the Registration Statement until the Holder is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(n) Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder, who is not eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of any Registrable Securities that the Holder requests to be registered.  Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Holder seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by the Holder.  If an offering in connection with which the Holder is entitled to registration under this Section 11(n) is an underwritten offering, then the Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Warrant, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.  Upon the effectiveness of the registration statement for which piggy-back registration has been provided in this Section 11(n), any partial liquidated damages payable to the Holder whose Registrable Securities are included in such piggy-back registration statement shall cease to accrue with respect to the number of the Holder’s shares that are included in such piggy-back registration statement (provided, for purposes of clarity, any outstanding liquidated damages payments that had accrued prior to the effectiveness of such piggy-back registration statement shall remain payable).

(o) Defined Terms.  In addition to terms defined elsewhere in this Warrant, the following terms used in this Warrant shall have the following meanings:

“Registration Statement” means each registration statement (which shall be on Form S-1 or such other applicable form then available to the Company to register the resale of the Registrable Securities) required to be filed under Section 11 hereof, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registrable Securities” means the Warrant Shares issued or issuable pursuant to the Warrant, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or Pink Sheets LLC.

“Trading Day” means (i) a day on which the Common Stock is traded or is eligible to be traded on an Eligible Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on an Eligible Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded or is eligible to be traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Eligible Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

  “Trading Market” means an Eligible Market in which trading or quotation of the Common Stock occurs.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

12. Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

13. Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Purchase Agreement.

14. Purchase Agreement.  The Warrant Shares for which this Warrant is exercisable are entitled to the benefits and subject to the limitations of the Purchase Agreement, which includes covenants of the Company relating to availability of SEC Rule 144.

15. Miscellaneous.

(a) Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the Holder in not less than 1,000,000 Warrant Shares or in its entirety.  This Warrant may not be assigned by the Company except to a successor in the event of a sale of all or substantially all of the Company’s assets or a merger or acquisition of the Company.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(C)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION

DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GENESIS GROUP HOLDINGS, INC.

By: /s/ Gideon Taylor
Name: Gideon Taylor
Title: Chief Executive Officer

ANNEX A

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________shares of Common Stock of Genesis Group Holdings, Inc., to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Genesis Group Holdings, Inc. with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

ANNEX B

FORM OF EXERCISE NOTICE

[To be executed by the Holder to exercise the right to purchase Common Stock under the foregoing Warrant]

TO:  GENESIS GROUP HOLDINGS, INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Genesis Group Holdings, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

____           “Cash Exercise” under Section 8

____           “Cashless Exercise” under Section 8

4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ANNEX C

WARRANT SHARES EXERCISE LOG

DATE	NUMBER OF WARRANT SHARES AVAILABLE TO BE EXERCISED	NUMBER OF WARRANT SHARES EXERCISED	NUMBER OF WARRANT SHARES REMAINING TO BE EXERCISED

 ANNEX D

PLAN OF DISTRIBUTION

ANNEX E

SELLING HOLDER QUESTIONNAIRE